UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
______

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2009

COLUMBUS MCKINNON CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-27618	16-0547600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 John James Audubon Parkway
Amherst, New York	14228-1197
(Address of principal executive offices)	(Zip Code)

(716) 689-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Modifications to Rights of Security Holders.

On May 18, 2009, the Board of Directors of Columbus McKinnon Corporation (the “Company”) adopted a Preferred Share Purchase Rights Plan (the “Rights Plan”).

In connection with the Rights Plan, the Board of Directors of the Company declared a dividend of one preferred share purchase right (the “Rights”) for each outstanding common share, par value $0.01 per share (the “Common Shares”), of the Company outstanding at the close of business on May 29, 2009, (the “Record Date”).  Each Right will entitle the registered holder thereof, after the Rights become exercisable and until May 18, 2019, (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-thousandth (1/1,000th) of a Series A Junior Participating Preferred Share, par value $1.00 per share (the “Preferred Shares”), at a price of $80.00 per one one-thousandth (1/1,000th) of a Preferred Share, subject to certain antidilution adjustments (the “Purchase Price”).  Until the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the Common Shares (an “Acquiring Person”) or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Common Shares (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate (or, with respect to any Common Shares held in book entry form, by the notation in book entry).  The Rights Agreement (as defined below) provides that any person who, immediately prior to the first public announcement of the adoption of the Rights Agreement, beneficially owned 20% or more of the Common Shares then outstanding, together with any respective affiliates and associates of that person (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless the Existing Holder becomes the beneficial owner of (x) a percentage of the Common Shares of the Company then outstanding that is more than the aggregate percentage of the outstanding Common Shares that such Existing Holder beneficially owns as of the date immediately prior to the first public announcement of the adoption of the Rights Agreement or (y) less than 20% of the Common Shares of the Company then outstanding (after which, if the Existing Holder becomes the beneficial owner of 20% or more of the Common Shares of the Company then outstanding, the Existing Holder shall be deemed to be an “Acquiring Person”).

The Rights will be transferred only with the Common Shares until the Distribution Date or earlier redemption or expiration of the Rights.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.  The Rights will at no time have any voting rights.

Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (a) $1.00 per share or (b) 1,000 times the dividend, if any, declared per Common Share.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to $1,000 per share plus any accrued but unpaid dividends, provided that the holders of the Preferred Shares shall be entitled to 1,000 times the payment made per Common Share.  Each Preferred Share will have 1,000 votes and will vote together with the Common Shares.  Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share.  Preferred Shares will not be redeemable.  The Rights are protected by customary anti-dilution provisions.  Because of the nature of the Preferred Share’s dividend, liquidation and voting rights, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

In the event that a person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of one Right.  In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void) for Common Shares on a 1:1 basis.

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The Rights will expire on May 18, 2019, or earlier if the rights are redeemed or exchanged, or, upon the closing of a merger or acquisition transaction that is approved by the Board of Directors prior to the time at which person or group acquires 20% or more of the Company’s common stock.  American Stock Transfer & Trust Company, LLC is the Rights Agent.

The Purchase Price payable, and the number of one one-thousandths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Rights Agreement dated as of May 18, 2009, between the Company and the Rights Agent (the “Rights Agreement”) may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holder of the Rights.

One Right will be distributed to shareholders of the Company for each Common Share owned of record by them on May 29, 2009.  As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such Common Shares will have attached Rights.  The Company has agreed that, from and after the Distribution Date, the Company will reserve 50,000 Preferred Shares initially for issuance upon exercise of the Rights.

The Rights are designed to assure that all of the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics to gain control of the Company without paying all shareholders a control premium.  The Rights will cause substantial dilution to a person or group that acquires 20% or more of the Common Shares on terms not approved by the Company’s Board of Directors.  The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a person or group has become an Acquiring Person.

The Rights Agreement specifying the terms of the Rights, the Certificate of Amendment (as defined below) and the text of the press release announcing the declaration of the Rights are incorporated herein by reference as exhibits to this Current Report.  The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2009, the Board of Directors of the Company adopted and approved the Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”).  The Certificate of Amendment was approved in connection with the approval of the Rights Agreement and the Rights and designates the Preferred Shares as a series of preferred shares of the Company.  See Item 3.03 above for a description of the Preferred Shares, the Rights Agreement and the Rights.  The Certificate of Amendment is incorporated herein by reference as an exhibit to this Current Report.  The description of the Certificate of Amendment and the Preferred Shares is qualified in its entirety by reference to such exhibit.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to the Certificate of Incorporation of Columbus McKinnon Corporation, dated as of May 18, 2009.

4.1
Rights Agreement, dated as of May 18, 2009, between Columbus McKinnon Corporation and American Stock Transfer & Trust Company, LLC, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

99.1	Text of Press Release, dated May 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2009

COLUMBUS MCKINNON CORPORATION

By:	/s/ Karen L. Howard
	Name:	Karen L. Howard
	Title:	Vice President – Finance and CFO

EXHIBIT INDEX

3.1	Certificate of Amendment to the Certificate of Incorporation of Columbus McKinnon Corporation, dated as of May 18, 2009.

4.1
Rights Agreement, dated as of May 18, 2009, between Columbus McKinnon Corporation and American Stock Transfer & Trust Company, LLC, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

99.1	Text of Press Release, dated May 19, 2009.